UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Road Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Jon Levin as Chief Operating Officer

On January 14, 2020, Tilray, Inc. (“Tilray”) announced the appointment of Jon Levin as Tilray’s Chief Operating Officer, effective January 20, 2020.

Pursuant to the terms of an employment agreement (the “Levin Agreement”), Mr. Levin will receive an initial annual base salary of $400,000 USD and is eligible to receive an annual performance and retention bonus of up to 50% of his annual base salary. Mr. Levin will be granted 100,000 restricted stock units (“RSUs”), which settle in shares of Tilray’s Class 2 common stock, pursuant to Tilray’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”). Mr. Levin’s RSUs shall vest over a three-year vesting schedule, under which 33.33% of the RSUs will vest on the first anniversary of the grant date of such RSUs, with the remaining RSUs vesting quarterly thereafter, subject to his continued service to Tilray through each relevant vesting date.

If Mr. Levin is terminated without cause or resigns for good reason, as such terms are defined in the Levin Agreement, he will receive a severance payment equal to six months his base salary and pro-rated target annual bonus, as then in effect, and accelerated vesting of the portion of each outstanding equity incentive award that would have vested had Mr. Levin remained employed through the next vesting date prorated for his period of employment during the vesting period within which Mr. Levin’s employment is terminated. Mr. Levin is also entitled to COBRA benefits for up to six months after termination without cause or resignation for good reason. Upon a change in control, as such term is defined in the Plan, all of Mr. Levin’s equity-based awards will vest in full.

From 2009 to 2014 and from February 2018 to January 2020, Mr. Levin, 51, held various roles at Revlon, Inc., where he most recently served as General Manager, U.S. Mass Markets. With 25 years of experience, Mr. Levin has general management knowledge in diverse industries including beauty and health, CPG and sporting goods. Prior to Revlon, from 2014 to 2017, he was the Executive Vice President, Sales, for Ferrara Candy Company, and prior to that, had senior sales leadership positions with Nautilus, Wrigley and Acosta. Mr. Levin has a B.S. in Economics from Portland State University and a degree in Executive Management from Cornell University.

The foregoing summary of the Levin Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Levin Agreement, to be filed as an exhibit to Tilray’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Appointment of Michael Kruteck as Chief Financial Officer

On January 14, 2020, Tilray announced the appointment of Michael Kruteck as Tilray’s Chief Financial Officer, effective immediately after filing Tilray’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “10-K Date”). Mr. Kruteck anticipates joining Tilray on January 20, 2020 and serving as its Executive Vice President, Finance until the 10-K Date.

Pursuant to the terms of an employment agreement (the “Kruteck Agreement”), Mr. Kruteck will receive an initial annual base salary of $375,000 USD and is eligible to receive an annual performance and retention bonus of up to 50% of his annual base salary. Mr. Kruteck will be granted 100,000 RSUs, which settle in shares of Tilray’s Class 2 common stock, pursuant to the Plan. Mr. Kruteck’s RSUs shall vest over a three-year vesting schedule, under which 33.33% of the RSUs will vest on the first anniversary of the grant date of such RSUs, with the remaining RSUs vesting quarterly thereafter, subject to his continued service to Tilray through each relevant vesting date.

If Mr. Kruteck is terminated without cause or resigns for good reason, as such terms are defined in the Kruteck Agreement, he will receive a severance payment equal to 12 months his base salary and pro-rated target annual bonus, as then in effect, and accelerated vesting of the portion of each outstanding equity incentive award that would have vested had Mr. Kruteck remained employed through the next vesting date prorated for his period of employment during the vesting period within which Mr. Kruteck’s employment is terminated. Mr. Kruteck is also entitled to COBRA benefits for up to 12 months after termination without cause or resignation for good reason. Upon a change in control, as such term is defined in the Plan, all of Mr. Kruteck’s unvested equity-based awards will vest in full.

From January 2011 to January 2020, Mr. Kruteck, 55, served as Chief Financial Officer for Pharmaca Integrative Pharmacy. Prior to Pharmaca, during 2009, Mr. Kruteck served as Vice President Finance and Treasurer at Crocs, and prior to that, in multiple senior financial roles at Molson Coors Beverage Company. With over 30 years of experience, Mr. Kruteck possesses a broad finance background with specific experience in financial and operational transformations, supply chain, corporate finance, and financial planning and analysis. Mr. Kruteck received his B.A. from the University of Colorado at Boulder and his MBA from the Garvin School of International Management (Thunderbird).

The foregoing summary of the Kruteck Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Kruteck Agreement, to be filed as an exhibit to Tilray’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Transition of Mark Castaneda

Mark Castaneda, Tilray’s current Chief Financial Officer, will serve as Tilray’s Chief Financial Officer through the 10-K Date. Immediately thereafter, Mr. Castaneda will transition to the role of Strategic Business Development and continue to advise Tilray and assist in Mr. Kruteck’s transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: January 17, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer